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                                                                    Exhibit 99.1



                               NORTH FORK BANCORP
275 Broadhollow Road, Melville,  NY  11747   (631) 844-1258   FAX (631) 844-1471





FOR IMMEDIATE RELEASE                    Contact:    Daniel M. Healy
                                                     Executive Vice President
                                                     Chief Financial Officer
                                                     (631) 844-1258



                       GREENPOINT MORTGAGE TO PRESENT AT
               RYAN BECK'S "ATTRACTION VS. ATTRITION" CONFERENCE



     Melville, N.Y. - November 1, 2005 - North Fork Bancorporation, Inc. (NYSE:
NFB) Steve Abreu, President and CEO of GreenPoint Mortgage, a subsidiary of North Fork Bank, will present at the Ryan Beck's "Attraction vs. Attrition" Conference in New York City on Wednesday, November 2 at 1:35 p.m. (EST).

     A live webcast will be available to listen to and can be accessed by visiting North Fork's website at http://www.northforkbank.com and click on Ryan Beck Conference - Attraction vs. Attrition - November 2, 2005 - 1:35 p.m. The webcast will be archived for 30 days.